Exhibit 23.1 Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 26, 1988; September 13, 1993; October 25, 1994; October 23, 1995, January 21, 1997, May 22, 1998, December 22, 1999 and November 4, 2002 of ICO, Inc. of our report dated December 15, 2003 related to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
December 19, 2003